Exhibit (e)(1)

                             DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made and entered into as of this 1st day of August, 2000, by and among Firstar Funds, Inc., a Wisconsin business corporation ("Company"), Firstar Investment Research & Management Company, LLC, a Wisconsin limited liability company (the "Adviser") and Quasar Distributors, LLC, a Delaware limited liability company ("Distributor").

     WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interests ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Adviser is duly registered under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws, as an investment adviser;

     WHEREAS, the Company desires to retain the Distributor as principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) (the "Funds") to this Agreement;

     WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, this Agreement has been approved by a vote of the Company's board of directors ("Board") and its disinterested directors in conformity with
Section 15(c) of the 1940 Act; and

     WHEREAS, the Distributor is willing to act as principal underwriter for the Company on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.  APPOINTMENT OF THE DISTRIBUTOR.

     The Company hereby appoints the Distributor as its agent for the sale and distribution of Shares of the Funds, subject to the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to act hereunder.

     2.  SERVICES AND DUTIES OF THE DISTRIBUTOR.

     (a) The Distributor agrees to sell Shares of the Funds as agent for the Company during the term of this Agreement. All Shares of the Funds offered for sale by the Distributor shall be offered for sale to the public at a price per Share (the "offering price") equal to (a) their net asset value (determined in the manner set forth in the Company's Articles of Incorporation and the Prospectus) plus, except to those classes of persons set forth in the Prospectus
(b) a sales charge which shall be the percentage of the offering price of such Shares as set forth in the Company's Prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Shares sold with a contingent deferred sales charge ("CDSC"; "CDSC Shares") shall be subject to a CDSC in connection with the redemption of such CDSC Shares as provided for in the Prospectus and such CDSC shall be payable in accordance with the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectuses, including the statements of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Company under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

     (b) During the continuous public offering of Shares of the Funds, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares of the Funds and will accept such orders on behalf of the Company and transmit them promptly to the transfer agent for the Funds. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     (c) The Distributor, with the operational assistance of the Company's transfer agent, shall make Shares available through the National Securities Clearing Corporation's Fund/SERV System.

     (d) In connection with all matters relating to this Agreement, the Distributor agrees to act in conformity with the Company's Articles of Incorporation and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Company and the Distributor.

     (e) The Distributor agrees to cooperate with the Company in the development of all proposed advertisements and sales literature relating to the Funds. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations. The Distributor shall file with regulators or the NASD as may be required under applicable laws and regulations those advertisements and sales literature the Distributor believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Company any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

     (f) The Distributor at its sole discretion may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the Company's Articles of Incorporation and the current Prospectus. At the end of each business day, the Distributor shall notify, by any appropriate means, the Company and its transfer agent of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Company reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Company to receive and transmit promptly to the Company's transfer agent shareholder requests for redemption of Shares.

     (g) The Distributor may, in its discretion, acting only as principal on its own behalf, enter into agreements with such qualified broker/dealers as it may select, in order that such broker/dealers also may sell Shares of the Funds. No broker/dealer or other person who enters into a selling agreement with the Distributor shall be authorized to act as agent for the Company in connection with the offering or sale of its Shares to the public or otherwise. The Distributor may pay a portion of any applicable sales charge, or allow a discount, to a selling broker/dealer, as described in the Prospectus or, if not described, as agreed upon with the broker/dealer. If any Shares sold by the Company are redeemed or repurchased by the Company or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of such Shares, the Distributor shall forfeit the amount above the net asset value which the Distributor received in respect of such Shares, provided that the portion, if any, of such amount re-allowed by the Distributor to broker/dealers or other persons shall be repayable to the Company only to the extent recovered by the Distributor from the broker/dealer or other person. The Distributor shall include in the forms of agreement with selling broker/dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven business days after the date of confirmation of such purchases.

     (h) The Distributor shall devote its best efforts to solicit orders for and effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares. The Distributor, at its own expense, will finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. In addition, the Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

     (i) The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

     (j) The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Company recognizes that from time to time officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

     (k) No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as current prospectuses as required by Section 10 of the 1933 Act are not on file with the Securities and Exchange Commission ("SEC"); provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing upon the Company's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Prospectus or Articles of Incorporation.

     3.  DUTIES AND REPRESENTATIONS OF THE COMPANY.

     (a) The Company represents that it is registered as an open-end management investment company under the 1940 Act and agrees that it will act in material conformity with its Articles of Incorporation, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Company agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations.

     (b) The Company shall take or cause to be taken all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Company authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

     (c) The Company shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the SEC. The Company shall advise the Distributor promptly of any such determination.

     (d)  The Company agrees to advise the Distributor promptly in writing:

          (i) of any SEC deficiency letters or responses thereto, amendments to the Registration Statement or supplements to the Prospectus, and of any requests by the SEC for amendments to the Registration Statement or Prospectus;

          (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose; and

          (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading.

     (e) The Company or its agent shall file such reports and other documents as may be required to be filed by it under applicable federal and state laws and regulations. The Company or its agent shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

     (f) The Company agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (g) The Company shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Company shall keep the Distributor fully informed of its affairs and shall provide to the Distributor from time to time copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Company by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Company represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

     4.  COMPENSATION.

     As compensation for the services performed and the expenses assumed by Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, Distributor shall be entitled to the fees and expenses set forth in Schedule B to this Agreement which are payable promptly after the last day of each month. Such fees shall be paid to the Distributor by the Adviser.

     5.  EXPENSES.

     (a) The Company shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto and other communications to existing shareholders, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Company pursuant to Section 3(e) hereof.

     (b) The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification and except as otherwise specifically provided herein, all other expenses incurred by it in connection with the sale of Shares as contemplated in this Agreement. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

     6.  INDEMNIFICATION.

     (a) The Company shall indemnify, defend and hold the Distributor, and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fee incurred in connection therewith) which the Distributor, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company's obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Company or its counsel by the Distributor for the purpose of, and used in, the preparation thereof; and provided further that the Company's agreement to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any liability to the Company or its shareholders to which the Distributor would otherwise be subject by reason of its willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. The Company's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Company being notified of such action brought against the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, such notification to be given by letter or by telegram addressed to the Company's President, but the failure so to notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this Section 6(a).

     (b) The Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by the Company and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Company elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Company does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Company or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Company and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Company will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Company's indemnification agreement contained in Sections 6(a) and 6(b) and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of any of the Shares.

     (c) The Company shall not indemnify any person pursuant to this Section 6 unless (i) the court or other body before which the proceeding was brought has rendered a final decision on the merits that such indemnified person was not liable by reason of his willful misfeasance, bad faith or negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement or, (ii) in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such indemnified person was not liable by reason of such conduct has been made by the vote of a majority of a quorum of members of the Board who are neither "interested persons" of the Company nor parties to the proceedings, or by an independent legal counsel in a written opinion.

     (d) The Company shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 6, so long as:
(i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Company shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party directors of the Company (or an independent legal counsel in a written opinion) shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

     (e) Distributor shall indemnify, defend and hold the Company, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Company within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigation or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any reasonable counsel fee incurred in connection therewith) which the Company, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Company's Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders or in any advertisement or sales literature, or arising out of or based upon the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished to the Company or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor's agreement to indemnify the Company and any of the foregoing indemnitees shall not be deemed to cover any liability to the Distributor to which the Company would otherwise be subject by reason of its willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. The Distributor's agreement to indemnify the Company, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor's being notified of any action brought against the Company, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Distributor's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 6(e).

     (f) The Distributor shall be entitled to participate at its own expense in the defense or, if such action is based solely upon such alleged misstatement or omission on the part of the Distributor and, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense and in any other event the Company, its officers or directors or controlling persons shall each have the right to participate in the defense or preparation of the defense of any such action. But if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Company, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Company does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Company and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Company and them. The Distributor's indemnification agreement contained in Sections 6(e) and (f) and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Company's benefit, to the benefit of each of its present or former directors, officers, employees or representative or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

     7.  OBLIGATIONS OF COMPANY.

     This Agreement is executed by and on behalf of the Company and the obligations of the Company hereunder are not binding upon any of the directors, officers or shareholders of the Company individually but are binding only upon the Company and with respect to the Funds to which such obligations pertain.

     8.  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but all of which counterparts shall together constitute but one and the same instrument.

     9.  GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

     10.  DURATION AND TERMINATION.

     (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect through February 28, 2002. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Company's Board or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event the continuance is also approved by a majority of the Company's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon no less than 60 days' written notice, by either the Company through a vote of the Board or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Company. This Agreement will automatically terminate in the event of its assignment.

     11.    CONFIDENTIALITY.

     The Distributor agrees on behalf of its employees to treat all records relative to the Company and prior, present or potential shareholders of the Company as confidential, and not to use such records for any purpose other than performance of the Distributor's responsibilities and duties under this Agreement, except after notification and prior approval by the Company, which approval shall not be unreasonably withheld, and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Company. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

     12.  MISCELLANEOUS.

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     13.  NOTICE.

     Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses set forth below:

Notice to the Distributor shall be sent to:

     Quasar Distributors, LLC
     Attn:  Teresa Cowan
     615 East Michigan Street
     Milwaukee, WI  53202

Notice to the Company shall be sent to:

     Firstar Funds, Inc.
     615 East Michigan Street
     Milwaukee, WI 53202
     Attn: ______________

Notice to the Adviser shall be sent to:

     FIRMCO
     Firstar Center
     777 East Wisconsin Avenue, 8th Floor
     Milwaukee, WI 53202
     Attn:___________________

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.


FIRSTAR FUNDS, INC.                          QUASAR DISTRIBUTORS, LLC

By: /s/ Joseph C. Neuberger                  By: /s/ James R. Schoenike
     --------------------------                  ----------------------

Title: Assistant Treasurer                   Title: President
       ------------------------                    --------------------



FIRSTAR INVESTMENT RESEARCH & MANAGEMENT COMPANY, LLC

By: /s/ Laura J. Rauman
    ---------------------------

Title: Vice President
       ------------------------
                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                  BY AND AMONG

                              FIRSTAR FUNDS, INC.
             FIRSTAR INVESTMENT RESEARCH & MANAGEMENT COMPANY, LLC
                                      AND
                            QUASAR DISTRIBUTORS, LLC
                                 NAMES OF FUNDS

                        Institutional Money Market Fund
                               Money Market Fund
                        U.S. Treasury Money Market Fund
                              U.S. Government Fund
                          Tax-Exempt Money Market Fund
                          Short-Term Bond Market Fund
                         Intermediate Bond Market Fund
                               Bond IMMDEXTM Fund
                       Tax-Exempt Intermediate Bond Fund
                              Balanced Income Fund
                              Balanced Growth Fund
                             Growth and Income Fund
                               Equity Index Fund
                                  Growth Fund
                               MidCap Index Fund
                              Special Growth Fund
                              Emerging Growth Fund
                                 MicroCap Fund
                         Core International Equity Fund
                           International Equity Fund
                        Small Cap Aggressive Growth Fund

                                   SCHEDULE B
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                  BY AND AMONG

                              FIRSTAR FUNDS, INC.
             FIRSTAR INVESTMENT RESEARCH & MANAGEMENT COMPANY, LLC
                                      AND
                            QUASAR DISTRIBUTORS, LLC

                                      FEES


Basic Distribution Services
---------------------------

  .  Fee at the annual rate of .01 of 1% (one basis point) of the Fund's average daily net assets, payable monthly in arrears
  . Minimum annual fee: first portfolio -- $15,000; each additional portfolio -- $3,000

Advertising Compliance Review/NASD Filings
------------------------------------------

  .  $150 for the first 10 pages/minutes; $20 per page/minute thereafter
  .  NASDR Expedited Service for 3 day turnaround
     . $1000 for the first 10 pages/minutes; $25 per page/minute thereafter
       (Comments are faxed.  NASDR may not accept expedited request.)

Licensing of Investment Advisor's Staff (if desired)
----------------------------------------------------
  .  $900 per year per Series 7 representative
  . All associated NASD and State fees for Registered Representatives, including license and renewal fees.

Out-of-Pocket Expenses
----------------------

Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:

  . typesetting, printing and distribution of Prospectuses and shareholder reports
  . production, printing, distribution and placement of advertising and sales literature and materials
  .  engagement of designers, free-lance writers and public relations firms
  .  long-distance telephone lines, services and charges
  .  postage
  .  overnight delivery charges
  .  regulatory filing fees
  .  record retention
  .  travel, lodging and meals